UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Marblegate Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-56734	92-2142791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenwich Office Park, Suite 400

Greenwich, Connecticut

(Address of principal executive offices)

06831

(Zip Code)

(203) 210-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A N/A	MGTE MGTEW	N/A N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*The registrant’s shares of common stock, par value $0.0001 per share, and warrants each trade over-the-counter on OTCQX® Best Market tier operated on the OTC Markets under the trading symbols “MGTE” and “MGTEW”, respectively.

Item 1.01. Entry into a Material Definitive Agreement.

$120,000,000 Revolving Loan Facility

On December 30, 2025, subsidiaries of Marblegate Capital Corporation (“MCC”) entered into a Receivables Loan and Security Agreement (the “Loan Agreement”) by and among DePalma Financing SPV I LLC (the “Borrower”), DePalma Acquisition I LLC (“DPA 1”), individually as servicer and as seller, the lenders from time to time party thereto (the “Lenders”), and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, New York Branch, as agent (the “Agent”). Under the Loan Agreement, the Lenders agreed to provide a secured revolving loan facility (the “Facility”) to the Borrower in an aggregate principal amount of up to $120,000,000, available during a revolving period and maturing December 30, 2030, subject to earlier termination in accordance with the Loan Agreement. Advances under the Facility are secured by a first-priority perfected lien on substantially all of the Borrower’s assets, including eligible medallion loan receivables restructured under New York City’s Medallion Relief Program Plus (“MRP+”), taxi medallion collateral, related program rights, collection and lockbox accounts and proceeds, and related agreements and records.

Interest accrues on the unpaid principal amount of advances during each interest accrual period at a Facility Rate (as defined in the Loan Agreement) that, depending on funding sources, references either the applicable commercial paper rate or an alternative funding/base rate, together with specified margins and fees, subject to a maximum lawful rate. The Facility requires the payment of certain fees, including a non-use fee accruing daily on unused committed capacity, a lenders’ margin fee accruing daily on outstanding balances, and additional fees such as structuring, termination and make-whole fees, all as set forth in a separate facility fee letter.

The Loan Agreement contains customary conditions precedent to closing and funding and includes affirmative and negative covenants applicable to the Borrower, DPA 1 and MCC, as well as customary reporting obligations, early amortization events and events of default. Among other covenants:

•
MCC must maintain Consolidated Net Worth of at least $100,000,000 at all times and, commencing with the fiscal year ending December 31, 2026, Adjusted Consolidated Net Income of at least $1 per fiscal year;
•
By January 31, 2026, the Borrower must maintain interest rate hedging so that the hedge percentage is at all times not less than 80% and not greater than 110% of the estimated Facility balance, through interest rate caps, swaps or other instruments acceptable to the Agent;
•
The parties must comply with the MRP+ program documents and maintain perfection of liens in receivables and medallions;
•
As a condition precedent to receiving an initial advance under the Facility, MCC purchased 100% of the outstanding equity interests in TML IV LLC from TML Holding LLC, the proceeds of which were paid directly to DZ Bank in full satisfaction of certain obligations owed by TML IV LLC and TML Holding LLC to DZ Bank; and
•
The Borrower must use proceeds for fees and expenses related to the Loan Agreement and for working capital and general corporate purposes, and must comply with applicable anti-corruption, anti-money laundering and sanctions laws.

The Loan Agreement includes customary reporting obligations and events of default, including, but not limited to, insolvency events with respect to MCC or the Borrower, breaches of financial covenants, payment defaults, cross-defaults, failure to maintain perfected first-priority liens on Pledged Collateral, specified performance and reporting failures, certain default rate triggers and delinquency ratio triggers tied to Reserve Fund coverage, “Material Adverse Change,” change of control, and impairment of the MRP+ program. Upon an event of default, the Agent may accelerate the Facility, exercise remedies under the Uniform Commercial Code, and enforce rights in the Pledged Collateral. The Loan Agreement further provides “Early Amortization Events” under which the revolving period terminates automatically, including certain delinquency/default ratio triggers and failure to maintain required hedging.

In connection with the Facility, MCC executed a Performance Guaranty dated as of December 30, 2025 (the “Performance Guaranty”), in favor of the Borrower, the Agent and the Lenders, pursuant to which MCC unconditionally guaranteed certain obligations of DPA 1 under the Loan Agreement and related transaction documents.

Also on December 30, 2025, DPA 1 entered into related transaction documents, including (i) a Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”) pursuant to which DPA 1 sold and contributed medallion loans and related property to the Borrower and (ii) a Pledge and Security Agreement (the “Equity Pledge and Security Agreement”) pursuant to which DPA 1 pledged its equity interests in the Borrower to the Agent to secure the Facility.

TML IV Membership Interest Purchase

On December 30, 2025, MCC also entered into a Membership Interest Purchase Agreement (the “MIPA”) with TML Holding, Inc. (the “Seller”) and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, pursuant to which MCC purchased 100% of the membership interests in TML IV LLC (“TML IV”) for a purchase price of approximately $15.8 million. The MIPA includes customary representations, warranties and indemnities concerning TML IV’s business, which is exclusively engaged in owning, holding, administering and financing taxi medallion loans, and addresses the payoff of TML IV’s obligations to DZ Bank from the sale proceeds at closing.

Mini-Fleet Vehicle Loan

On December 31, 2025, certain wholly owned subsidiaries (the “Mini-Fleets”) of DePalma Acquisition II LLC (“DPA 2”) entered into a Loan and Security Agreement (the “Vehicle Loan Agreement”) with Auxilior Capital Partners, Inc. (“Auxilior”), which provides for loans in the aggregate amount of approximately $17.2 million to finance certain fleets of taxicab vehicles. As security for the obligations under the Vehicle Loan Agreement and associated promissory notes, the Mini-Fleets granted Auxilior a security interest in certain vehicles held by the Mini-Fleets (excluding any related taxi medallions). MCC, along with DPA 1, DPA 2 and Septuagint Solutions LLC, executed a Guaranty (the “Guaranty”) in favor of Auxilior guaranteeing the obligations under the Vehicle Loan Agreement and associated promissory notes.

The promissory notes under the Vehicle Loan Agreement bear interest at a fixed rate of 8.5% per annum. The agreement provides for a late charge of 5% for payments more than five days past due and a default interest rate of an additional 3% per annum.

The Vehicle Loan Agreement contains affirmative and negative covenants customary for transactions of this type. The Guaranty requires MCC, as guarantor, to maintain (i) total equity of at least $100,000,000, (ii) a Total Debt to Equity ratio not to exceed 1.75x, and (iii) a Debt Service Coverage Ratio of at least 1.0x, with testing for the DSCR to begin on June 30, 2027. The Mini-Fleets are also subject to covenants regarding the use, maintenance, and insurance of the vehicle collateral, financial reporting, and compliance with applicable laws.

The Vehicle Loan Agreement includes customary events of default, including, among others, non-payment of principal or interest, breaches of covenants, material inaccuracy of representations, bankruptcy or insolvency events, and cross-defaults to other material indebtedness. Upon the occurrence of an event of default, Auxilior may, among other remedies, accelerate all outstanding obligations and exercise its rights as a secured party with respect to the vehicle collateral.

The foregoing descriptions of the Loan Agreement, Performance Guaranty, Purchase and Contribution Agreement, Equity Pledge and Security Agreement, MIPA, Vehicle Loan Agreement, Guaranty and related promissory notes do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to (i) the Facility under the Loan Agreement and MCC’s Performance Guaranty thereunder and (ii) the Vehicle Loan Agreement and associated Guaranty in favor of Auxilior is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 5, 2026, MCC issued a press release announcing the Facility and the Mini-Fleet Vehicle Loan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished on this report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Receivables Loan and Security Agreement, dated as of December 30, 2025, by and among DePalma Financing SPV I LLC, as Borrower, DePalma Acquisition I LLC, individually as Servicer and as Seller, Marblegate Capital Corporation, the Lenders party thereto from time to time, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, New York Branch, as Agent

10.2	Performance Guaranty, dated as of December 30, 2025, by Marblegate Capital Corporation in favor of the Beneficiaries named therein
10.3	Secured Revolving Promissory Note, dated as of December 30, 2025, issued by DePalma Financing SPV I LLC
10.4	Purchase and Contribution Agreement, dated as of December 30, 2025, between DePalma Acquisition I LLC, as Seller, and DePalma Financing SPV I LLC, as Purchaser
10.5

Equity Pledge and Security Agreement, dated as of December 30, 2025, by DePalma Acquisition I LLC in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, New York Branch, as Agent

10.6

Membership Interest Purchase Agreement, dated as of December 30, 2025, among TML Holding, Inc., Marblegate Capital Corporation and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch

10.7	Loan and Security Agreement No. 1019386, dated as of December 31, 2025, by and between Auxilior Capital Partners, Inc. and the Mini-Fleets listed on Schedule B thereto
10.8	Promissory Note No. 001, dated as of December 31, 2025, in the principal amount of $7,500,000, issued to Auxilior Capital Partners, Inc.
10.9	Promissory Note No. 002, dated as of December 31, 2025, in the principal amount of $4,860,000, issued to Auxilior Capital Partners, Inc.
10.10	Promissory Note No. 003, dated as of December 31, 2025, in the principal amount of $4,860,000, issued to Auxilior Capital Partners, Inc.
10.11

Agreement of Guaranty, dated as of December 31, 2025, by DePalma Acquisition I LLC, DePalma Acquisition II LLC, Marblegate Capital Corporation and Septuagint Solutions LLC in favor of Auxilior Capital Partners, Inc.

99.1	Press Release, dated January 5, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2026	Marblegate Capital Corporation

	By:	/s/ Andrew Milgram
S	Name:	Andrew Milgram
	Title:	Chief Executive Officer